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                                                                EXHIBIT 10.6

                          ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT dated as of March ______, 1996 by and between LINTEL SECURITY SA/NV, a corporation existing under the laws of Belgium on one hand ("Buyer") and LINTEL SA/NV, a corporation existing under the laws of Belgium ("Seller"), MARIO HOUTHOOFT ("Mario") and GUY DENUDT ("Guy" and Mario being hereinafter collectively referred to as the "Shareholders"), on the other hand.

W I T N E S S E T H:

     WHEREAS, Seller is, among other things, engaged under the name of Lintel Security in the business of the manufacture and sale of computer security products and other security type products (the "Business"); and
     WHEREAS, Mario and Guy own all of the equity interests in Seller; and WHEREAS, Buyer wishes to purchase from Seller and Seller wishes to sell to
Buyer substantially all of the assets (both tangible and intangible) of Seller used in connection with the Business.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF ASSETS

     1.01 Purchase of Assets. On the terms and subject to the conditions set forth herein, at the "Closing" (as defined in Section 2.01) Buyer shall purchase from Seller, and Seller shall sell, assign, transfer, convey and deliver to Buyer, all of Seller's right, title and interest in and to all of the assets and properties owned or used by Seller in the Business including those assets described in Section 1.02 hereof, except for the Excluded Assets (as defined below); all of such assets and properties being hereinafter collectively referred to as the "Purchased Assets."
     1.02 Purchased Assets. The Purchased Assets shall include, without limitation, all of Seller's right, title and interest in and to all of the following assets whether tangible or intangible:
          (a) inventory;
          (b) furniture, fixtures and equipment;
          (c) Rights (as defined in Section 5.10 hereof);
          (d) contracts to supply products to unaffiliated third parties; and
          (e) goodwill.

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     1.03 Excluded Assets.  The Purchased Assets shall not include:
          (a) the minute books of Seller;
          (b) the tax returns of Seller; and
          (c) accounts receivable.
The foregoing are collectively referred to herein as the "Excluded Assets."
     1.04 Seller's Accounting Records. At all times after the Closing Date, Seller shall retain and make available to Buyer the original accounting and tax records and tax returns pertaining to Seller, and, to the extent necessary to enable Buyer to carry on the Business, shall permit Buyer to make copies thereof.
     1.05 Instruments of Transfer. Seller shall deliver to Buyer at Closing such bills of sale, title documents and assignments and consents (where required) in form and substance satisfactory to Buyer and its counsel sufficient to vest in Buyer good and valid title to all of Seller's right, title and interest in and to the Purchased Assets free and clear of all mortgages, claims, liens, charges or encumbrances of any kind or nature whatsoever.

ARTICLE II
CLOSING

     2.01 Closing. The Closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Roberti, Martin, Weinberger, Cools, Migeal & Hubert, no later than five (5) business days after the incorporation of New Lintel, or at such other place or time as shall be mutually agreed on by the parties hereto (such time on such date or such other agreed upon time and date is called the "Closing Date").

ARTICLE III
CONSIDERATION

     3.01 Purchase Price. The purchase price to be paid by Buyer for and in consideration of the sale, assignment, transfer, conveyance and delivery of the Purchased Assets and shall be equal to (I) the fair value of the Purchased Assets, other than the inventory, which shall be determined in good faith (the "Transferred Consideration"), plus (ii) the value of the inventory included in the Purchased Assets (the "Inventory") which value shall be equal to the Seller's cost of such Inventory (the "Inventory Consideration"), plus (iii) the liabilities assumed by Buyer, as determined in accordance with Section 4.01 hereof (the "Purchase Price").
     3.02 Payment of Purchase Price. In consideration of, and as full payment for the sale, assignment, transfer, conveyance and delivery of the Purchased Assets and for the Covenants Not to Compete, at the Closing, Buyer shall (a) pay the Transferred

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Consideration to Seller by delivery to Seller of (i) a check, (b) agree to pay the Inventory Consideration in accordance with the commercial terms upon which Seller purchased the Inventory, and (c) assume and agree to pay, perform and discharge the Assumed Obligations (as defined below).

ARTICLE IV
ASSUMED OBLIGATIONS

     4.01 Assumption. At the Closing, Buyer shall assume and agree to pay, perform and discharge the obligations of Seller (the "Assumed Obligations") arising from and after the Closing Date pursuant to those contracts of Seller being transferred to Buyer and specifically identified as an "Assumed Contract" on Schedule 5.14 hereof (the "Assumed Contracts"). Any other provision of this Agreement to the contrary notwithstanding, Buyer shall not and does not assume any liability or obligation of Seller whether or not disclosed in this Agreement other than as is set forth in this Section 4.01.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER

     The Shareholders and the Seller hereby jointly and severally represent and warrant to and agree with Buyer as follows:
     5.01 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of Belgium. Seller has full corporate power and authority to conduct the Business.
     5.02 Authority and Compliance. Seller has full corporate power and authority to execute and deliver this Agreement and any and all documents in connection herewith. The consummation and performance by Seller of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement has been duly and validly executed and delivered by the Seller and the Shareholders and constitutes a valid obligation of each of them, enforceable against each of them in accordance with its terms. No consent, authorization or approval of, exemption by, or filing with, any domestic governmental or administrative authority, or any court, or any third party is required to be obtained or made by Seller or the Shareholders in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.
     5.03 No Conflict. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under,
(i) the articles of incorporation or by-laws or similar governing documents of Seller, (ii) any contract or other agreement or instrument to which Seller

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is a party or by which it is bound, or (iii) any law, order, rule, regulation, writ, injunction or decree applicable to Seller.
     5.04 Compliance with Law. Seller and its use of the Purchased Assets and its conduct of the Business are in compliance in all material respects with all, and not in violation in any material respect of any applicable law or ordinance, or any order, rule or regulation of any governmental agency or body to which Seller or the Purchased Assets are subject; nor has Seller failed to obtain or to adhere in all material respects to the requirements of any government license, permit or authorization necessary to the ownership of the Purchased Assets or to the conduct of the Business. All governmental permits, licenses and authorizations required by Seller in the conduct of the Business are set forth in Schedule 5.04.
     5.05 Financial Statements.
     Schedule 5.05 contains copies of the financial statements of the Business for the year ended December 31, 1995 (the "Financial Statements"). The Financial Statements are true and correct and present fairly, in all material respects, the financial position of the Business as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles, consistently applied.
     5.06 Title to Assets. At the Closing, Seller will convey to Buyer good and valid marketable title to all of the Purchased Assets, free and clear of all liens, pledges, mortgages, security interests, licenses, and other encumbrances of any kind or nature whatsoever.
     5.07 Condition of Assets. All tangible assets and properties included in the Purchased Assets are as of the date hereof and on the Closing Date will be in good operating condition and repair in all material respects (normal wear and tear excepted) and are usable in the ordinary course of the Business as previously conducted.
     5.08 Inventory; Products. All inventory reflected on the Financial Statements and all inventory relating to the Business acquired by the Seller subsequent to December 31, 1995 to and including the Closing Date was and will be of a quality and quantity usable or salable in the ordinary course of business. The values of the inventory carried on the Financial Statements are at the lower of cost or market of such inventory in accordance with generally accepted accounting principles.
     5.09 Absence of Certain Events. Except as set forth on Schedule 5.09, since December 31, 1995 Seller has not:
          (a) sold, assigned or transferred any of its assets or properties necessary for the operation of the Business, except in the ordinary course of business consistent with past practice;
          (b) made any amendment or termination of any material contract, commitment or agreement relating to the Business to which it is a party or by which it is bound;


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          (c) suffered any material adverse change or received verbal or written notice of a material adverse change in their business relations with any of the major suppliers or customers of the Business which would, individually or in the aggregate, have a material adverse effect on the conduct of the Business;
          (d) with respect to the employees of the Business, received notice or had knowledge of any strike or disruption of work of a concerted nature or any threat thereof; or
          (e) lost the services of any key employee of the Business or received notification of the threatened or imminent loss of any such employee.
     5.10 Patents, Trademarks, Copyrights, etc.  Except as set forth on
Schedule 5.10, there are no patents, patent rights, patent applications, licenses, shop rights, trademarks, trademark applications, trade names, copyrights, computer software and similar rights (collectively "Rights") currently owned or used in the conduct of the Business. The Purchased Assets include all Rights and other proprietary information necessary to the conduct of the Business as currently being conducted. No patents, formulae, know-how, secrets, trademarks, trademark registrations, logos, trade names, assumed names, copyrights or computer software used in the Business infringe on any patents, trademarks, or copyrights, or any other rights of any person. Seller has taken all reasonable measures to maintain and protect, the patents, trademarks, trademark registrations, logos, trade names, assumed names, copyrights and copyright registrations listed on Schedule 5.10. Seller has not received notice of any claims which have been asserted by any person to the use of any such patents, trademarks, trademark registrations, logos, trade names, assumed names, copyrights and copyright registrations or challenging or questioning the validity or effectiveness of any such license or agreement.
     5.11 Legal Proceedings, Etc. There are no claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the best knowledge of Seller, threatened by, or against Seller, which could harm the Buyer.
     5.12 Labor Disputes. There are no strikes or disruptions of work involving the employees of the Business of a concerted nature. Seller is not a party to any collective bargaining agreement with any union or other representative of employees.
     5.13 Customers; Suppliers; Adverse Conditions. Since January 1, 1995, there has not been any termination or cancellation, nor has Seller received verbal or written notice of any threatened termination or cancellation of the business relationship of the Seller with (a) any of the customers of the Business, or (b) any of the major suppliers (with the exception of CSP) of the Business which would, either individually or in the aggregate have a material adverse effect on the Business.

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     5.14 Contracts and Commitments.
     Except as listed and described on Schedule 5.14, Seller is not a party to any:
          (i) Contract (as defined below) with any present or former shareholder, director, officer, employee or consultant (including, without limitation, any employment agreement);
          (ii) Contract for the future purchase of, or payment for, supplies or products involving payment of in excess of $50,000 or for the performance of services by a third party involving payment in excess of $25,000;
         (iii) Contract to sell or supply products or to perform services involving receipt by the Seller of in excess of $50,000;
         (iv) Representative, sales agency or distribution agreement, contract or commitment;
         (v) Contract or Contracts for the borrowing of money for a line of credit, or for a guarantee, pledge or undertaking of the indebtedness of any other person;
         (vi) Contract with respect to any Rights;
         (vii) Contract limiting or restraining in any respect Seller from engaging or competing in any lines of business or with any person; or
         (xiii) any other Contract material to the operation of the Business. As used in the Agreement, the term "Contract" includes any mortgage, indenture, agreement, contract, commitment or lease,
     5.15 Employee Benefit Plans.
     (a) Set forth on Schedule 5.15 is a summary of any bonus, incentive, deferred compensation, profit sharing, pension, retirement, disability, hospitalization, life insurance, health benefit, medical reimbursement, vacation, sick pay, severance pay or other plan or agreement or consideration above legal requirements, providing benefits to any of the employees of Seller ("Employee Plans").
     (b) Set forth on Schedule 5.15 is the total amount of cumulative fringe benefits to which employees have accrued entitlement as of December 31, 1995. All amounts required by the provisions of any Employee Plan and applicable law to be contributed to any Employee Plan have been, or will be, contributed to such Employee Plan through the Closing Date.
     (c) The Seller has provided Buyer with true and correct copies of all Employee Plans.
     5.16 Employees. Schedule 5.16 hereof sets forth the name of each employee of Seller who performs services related to the Business and the job description and rate of compensation of each such employee as of the date hereof.




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ARTICLE VI
COVENANTS

     6.01 Confidential Information. Each of Mario and Guy agrees with Buyer for himself only that he shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters relating to the Business.
     6.02 Post Closing Employment. Subject to the Closing having occurred, Buyer shall offer employment to only those employees of Seller listed on
Schedule 6.02 (the "Acquired Employees") and shall make available to each Acquired Employee such salary and benefits as are currently provided to such Acquired Employee by Seller.
     6.03 Purchase Contract. Annexed hereto as Schedule 6.03 is a true and correct copy of an agreement between Seller and ActivCard with respect to the obligation of ActivCard to supply Seller with AuthentiCard tokens (the "AC Tokens"). Seller agrees for a period of two years from and after the Closing Date to purchase such number of AC Tokens from ActivCard and to resell such AC Tokens to Buyer as may be necessary for Buyer to supply AC Tokens to Buyer's customers. Seller shall sell such AC Tokens to Buyer at Seller's cost therefor plus 5%.

ARTICLE VII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

     The obligations of Buyer pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions, any one or more of which may be waived by Buyer.
     7.01 Accuracy of Representation and Warranties. The representations and warranties of Seller and the Shareholders contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as through made on and as of the Closing Date, except as effected by transactions contemplated hereby.
     7.02 Performance of Agreement. Seller and the Shareholders shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement.
     7.03 Officer's Certificate. Buyer shall have received a certificate of the chief executive officer of Seller, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.01 and 7.02 hereof.
     7.04 Actions, Proceedings, etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement and all other related legal matters shall be reasonably satisfactory to Buyer and its counsel; and Buyer shall have been furnished with such other instruments and documents as it shall have reasonably requested.

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     7.05 Consent to Assignment.  Seller shall have obtained and delivered to
Buyer the Assumed Contract Consents.
     7.06 Employment Agreement. Mario shall execute and deliver to Buyer an agreement relating to his providing services to Buyer during the Time Period as managing Director of Buyer in the form annexed hereto as Exhibit A (the "Employment Agreement").
     7.07 Concurrent Agreement. Each of Vasco Corp., Vasco Europe, Mario and Guy shall have executed and delivered an agreement of even date herewith which agreement provides for, among other things, the purchase by Vasco Europe of the equity interests of Buyer owned by Mario and Guy.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER

     The obligations of Seller under this Agreement are subject to the satisfaction at the Closing of each of the following conditions, any one or more of which may be waived by Seller.
     8.01 Accuracy of Representation and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as through made on and as of the Closing Date, except as effected by transactions contemplated hereby.
     8.02 Performance of Agreement. Buyer shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement.
     8.03 Employment Agreement. The Buyer shall have executed and delivered to Mario the Employment Agreement.

ARTICLE IX
INDEMNIFICATION

     9.01 Indemnification by the Shareholders and Seller.
     The Shareholders and Seller hereby jointly and severally covenant and agree with Buyer that they shall reimburse and indemnify Buyer and its successors and assigns and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses, including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel (collectively "Claims") incurred by them due to, arising out of, or in connection with, (i) a breach of any of the representations, warranties, covenants or agreements made by the Shareholders and/or Seller in Article V and Section 6.04 of this Agreement, or (ii) any liability or obligation of Seller to any person or entity, except for any of the Assumed Obligations.
     9.02 Indemnification by Buyer. Buyer hereby covenants and agrees with Seller that it shall reimburse and indemnify Seller and its successors and assigns and hold them harmless from, against and


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in respect of any and all Claims incurred by Seller due to, arising out of, or in connection with (a) a breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, (b) any Assumed Obligation, or (c) liabilities relating to the operation of the Business from and after the Closing Date.
     9.03 Indemnification by each of Mario and Guy. Each of Mario and Guy for himself only hereby covenants and agrees with Seller that he shall reimburse and indemnify Seller and its successors and assigns and hold them harmless from, against and in respect of any and all Claims incurred by Seller due to, arising out of, or in connection with (a) a breach of the covenants set forth in Section 6.01 and 6.02 of this Agreement.

ARTICLE X
GENERAL PROVISIONS

     10.01 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties and covenants contained in Articles V and VI of this Agreement shall survive the execution of this Agreement and the closing of the transactions contemplated hereby.
     10.02 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.
     10.03 Notices. Any notice, request, instruction or other document to be given hereunder by any party to any of the other parties shall be in writing and shall be deemed to have been duly given when delivered personally or seven
(7) days after dispatch by an overnight delivery service, such as Federal Express, DHL, etc. to the party to whom the same is so given or made:
If to Buyer:                    c/o Vasco Corp.
                                1919 S. Highland Avenue, Suite 118-C
                                Lombard, Illinois 60148
                                Attn:  Mr. T. Kendall Hunt, CFO

with a copy to:                 Morse, Zelnick, Rose & Lander, LLP
                                450 Park Avenue
                                New York, New York 10022
                                Attn:  George Lander, Esq.

If to Seller, Mario or Guy:     c/o Gerard Martin, Esq.
                                Roberti & Associes
                                Boulevard St. Michel 79
                                B-1040 Brussels, Belgium

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with a copy to:                       Gerard Martin
                                      Roberti & Associes
                                      Boulevard St. Michel 79
                                      B-1040 Brussels, Belgium


The above addresses may be modified by providing written notice to the other parties.

     10.04 Assignability and Amendments. This Agreement shall not be assignable by any of the parties. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties.
     10.05 Entire Agreement. This Agreement and the Exhibits and Schedules which are a part hereof and the other writings and agreements specifically identified herein contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments and understandings.
     10.06 Waivers, Remedies. Any waiver hereunder must be in writing and signed by the party to be bound thereby. A waiver of any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights under any other term or condition of this Agreement. All remedies under this Agreement shall be cumulative and not alternative.
     10.07 Counterparts and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.
     10.08 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.
     10.09 Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.
     10.10 Governing Law. This Agreement shall be governed by the laws of Belgium. The sole jurisdiction of any claims made under this Agreement shall be set in the Commercial Court of Brussels, Belgium and as between French and Dutch the parties hereby elect that any disputes be heard solely in French.


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     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written,
                                     LINTEL SECURITY SA/NV

                                     By  : /s/ T. Kendall Hunt
                                          ------------------------


                                     LINTEL SA/NV

                                     By:  /s/ Mario Houthooft
                                          ------------------------

                                      /s/ Mario Houthooft
                                     ------------------------------
                                            MARIO HOUTHOOFT

                                      /s/ Guy Denudt
                                     ------------------------------
                                              GUY DENUDT



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